UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2025

BTCS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40792	90-1096644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9466 Georgia Avenue #124, Silver Spring, MD 20910

(Address of Principal Executive Offices, and Zip Code)

(202) 987-8368

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BTCS	The Nasdaq Stock Market
(The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2025, upon the recommendation of the Compensation Committee, the Board of Directors of BTCS Inc. (the “Company”) determined that it had exceeded the highest level tier for the liquidity milestone under its 2025 Annual Performance Incentive Plan, which was previously disclosed in the Company’s Current Report on Form 8-K filed on January 2, 2025 (the “January 8-K”).

Specifically, the Company maintained a cash and crypto balance in excess of $75 million for twenty consecutive days, thereby satisfying the highest tier (cutoff level being $75 million) of the liquidity milestone. As disclosed in the January 8-K, this liquidity milestone accounts for 25% of each executive officer’s target incentive compensation and is designed to reward financial strength and liquidity.

In accordance with the plan and consistent with the Company’s pay-for-performance philosophy, the Board approved the payment of this performance-based award to all eligible employees in the form of non-qualified stock options under the Company’s equity incentive plan. The Company’s Chief Executive Officer and Chief Financial Officer were granted 169,232 and 81,613, respectively. These options: (i) have a term of seven years, (ii) have an exercise price equal to $4.20 per share, (iii) vest in full on December 31, 2026, and (iv) are subject to the terms and conditions set forth in the applicable award agreements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTCS INC.

Date: August 11, 2025	By:	/s/ Charles W. Allen
	Name:	Charles W. Allen
	Title:	Chief Executive Officer